UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 9, 2008

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 9, 2008, Dollar Thrifty Automotive Group, Inc. (the “Company”) and a requisite majority of the lenders that are parties to the Company’s Senior Secured Credit Facilities, dated as of June 15, 2007 (the “Credit Agreement”), entered into an amendment of the Credit Agreement (the “Amendment”). The Amendment modified the circumstances under which specified insolvency or bankruptcy events with respect to a monoline insurer (a “Series Insurer”) under the Company’s asset-backed medium-term note programs would constitute an event of default under the Credit Agreement. Under the Amendment, such an event of default would occur if the relevant insolvency or bankruptcy event has given rise to an Amortization Event under the Company’s medium-term notes, which is continuing, and either the Company’s “Excess Liquidity” (as defined in the Amendment) is less than $300 million or its “Total Capacity” (defined generally as the total amount of borrowings and unfunded commitments under the Company’s medium-term note programs, commercial paper program and conduit securitization program) is more than $400 million lower than its total capacity as of the date when such Amortization Event was declared. Upon the occurrence of such an insolvency or bankruptcy event with respect to a Series Insurer, the Company would also be required to provide the lenders under the Credit Agreement with certain additional financial information with respect to the impact of such event on the Company. Certain of the financial institutions party to the Credit Agreement or their affiliates are also participants in other credit facilities of the Company.

The foregoing description of the Amendment is qualified in its entirety by reference to the document attached hereto as Exhibit 10.192 and are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On June 30, 2008, the Company voluntarily prepaid $60 million of outstanding indebtedness under the $250 million Term Loan portion of the Credit Agreement referred to above.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.192

First Amendment to Credit Agreement dated as of July 9, 2008 among Dollar Thrifty Automotive Group, Inc., as borrower, Deutsche Bank Trust Company Americas, as administrative agent, and various financial institutions as are party to the Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

July 10, 2008	By:	/s/ SCOTT L. THOMPSON
Scott L. Thompson
Senior Executive Vice President and Chief Financial
Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.192

First Amendment to Credit Agreement dated as of July 9, 2008 among Dollar Thrifty Automotive Group, Inc., as borrower, Deutsche Bank Trust Company Americas, as administrative agent, and various financial institutions as are party to the Credit Agreement

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